Exhibit 32

SECTION 1350 CERTIFICATION

In connection with the Quarterly Report of Swift Transportation Co., Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned certifies, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 7, 2004

/s/ Jerry Moyes

Jerry Moyes
Chairman, President and Chief Executive Officer
(Principal Executive Officer)

/s/ Gary R. Enzor

Gary R. Enzor
Chief Financial Officer
(Principal Financial Officer)

26